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                                                                    EXHIBIT 23.2



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report dated October 5, 2000 with respect to the financial statements of Ebiz Enterprises, Inc. for the years ended June 30, 2000 and 1999, and to all references to our firm included in or made a part of this registration statement.


/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP


Phoenix, Arizona
May 1, 2001